As filed with the Securities and Exchange Commission on April 23, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4233771
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6800 Koll Center Parkway

Pleasanton, CA 94566
(415) 651-3172
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

J. Cogan

Chief Financial Officer

Movano Inc.

6800 Koll Center Parkway

Pleasanton, CA 94566

(415) 651-3172

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Mark R. Busch, Esq.

Patrick J. Rogers, Esq.
K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
(704) 331-7440

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 23, 2024

PROSPECTUS

MOVANO INC.

36,594,656 Shares of Common Stock

39,015,499 Shares of Common Stock Underlying Warrants

2,420,843 Shares of Common Stock Underlying Pre-Funded Warrants

This prospectus relates to up to 78,030,998 shares of common stock, par value $0.0001 per share, that the selling stockholders identified in this prospectus may sell from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time of the offering. The shares of common stock being offered for resale include up to (i) 36,594,656 shares of common stock, (ii) 39,015,499 shares of common stock issuable upon the exercise of warrants (the “Warrants”) and (iii) 2,420,843 shares of common stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), that were initially issued in a private placement transaction in which we sold units consisting of (a) a share of common stock (or a Pre-Funded Warrant in lieu thereof) and (b) a Warrant to the selling stockholders on April 4, 2024 (the “Private Placement”). We issued such units to the selling stockholders in transactions not involving any public offering. See the section entitled “Selling Stockholders” in this prospectus.

Our registration of the shares of common stock and the shares of common stock issuable upon the exercise of the Warrants and Pre-Funded Warrants covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of common stock and the shares of common stock issuable upon the exercise of Warrants and Pre-Funded Warrants. The selling stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of shares of common stock and the shares of common stock issuable upon the exercise of Warrants and Pre-Funded Warrants, except with respect to amounts received by us upon exercise of the Warrants and Pre-Funded Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock.

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. Any such prospectus supplement may also add, update or change information in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is traded on the Nasdaq Stock Market under the symbol “MOVE.” On April 19, 2024, the closing price of our common stock on the Nasdaq Stock Market was $0.49 per share.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THIS PROSPECTUS AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”), utilizing a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the selling stockholders may offer. From time to time, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and any free writing prospectus we may authorize for use in connection with such offering, including the information incorporated by reference. Neither we, nor the selling stockholders, have authorized anyone to provide you with different information. The selling stockholders are offering to sell and seeking offers to buy the common stock only in jurisdictions in which offers and sales are permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus we may authorize for use in connection with such offering, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

As used in this Registration Statement on Form S-3 (this “Form S-3”), unless the context otherwise requires, the terms “we,” “us,” “our,” “Movano,” “Movano Health” and the “Company” refer to Movano Inc., a Delaware corporation.

ii

FORWARD-LOOKING STATEMENTS

This Form S-3 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Form S-3 regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited operating history and our ability to achieve profitability;

●	our ability to continue as a going concern and our need for and ability to obtain additional capital in the future;

●	our ability to demonstrate the feasibility of and develop products and their underlying technologies;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to attract and retain highly qualified personnel;

●	our dependence on consultants to assist in the development of our technologies;

●	our ability to manage the growth of our Company and to realize the benefits from any acquisitions or strategic alliances we may enter in the future;

●	the impact of macroeconomic and geopolitical conditions, including increases in prices caused by rising inflation;

●	our dependence on the successful commercialization of the Evie Ring;

●	our dependence on third parties to design, manufacture, market and distribute our proposed products;

●	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	the impact of any claims of intellectual property infringement, trade secret misappropriation, product liability, product recalls or other claims;

●	our need to secure required FCC, FDA and other regulatory approvals from governmental authorities in the United States;

●	the impact of healthcare regulations and reform measures;

●	the accuracy of our estimates of market size for our products;

●	our ability to implement and maintain effective control over financial reporting and disclosure controls and procedures;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in the Risk Factors sections of this Form S-3.

Any forward-looking statement made by us herein is based only on information currently available to us and speaks only as of the date on which it is made. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

iii

PROSPECTUS SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and the accompanying prospectus carefully, including the section titled “Risk Factors” in this prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

THE COMPANY

Movano Inc., dba Movano Health, a Delaware corporation, is developing a platform to deliver purpose-driven healthcare solutions to bring medical-grade, high-quality data to the forefront of consumer health devices.

The Company’s initial commercial product in development is the Evie Ring, a wearable designed specifically for women that was launched in November 2023. The Evie Ring combines health and wellness metrics to give a full picture of one’s health, which includes resting heart rate, heart rate variability (“HRV”), blood oxygen saturation (“SpO2”), respiration rate, skin temperature variability, period and ovulation tracking, menstrual symptom tracking, activity profile, including steps, active minutes and calories burned, sleep stages and duration, and mood tracking. The device provides women with continuous health data distilled down to simple, yet meaningful, insights to help them make manageable lifestyle changes and take a more proactive approach that could mitigate the risks of chronic disease.

Movano Health launched the Evie Ring as a general wellness device without any FDA premarket clearances. Separately, Movano is planning to seek FDA clearances on its medical device, which will be sold under the brand name Evie Med. Evie Med will be one of the first patient wearables with FDA clearance on the entire system, both hardware and software, differing from our competition which sometimes gets FDA clearance on an individual algorithm under “Software as a Medical Device” guidance. In July of 2023, Movano Health filed its first 510(k) submission to the FDA for the Evie Med Ring’s pulse oximeter to monitor pulse and SpO2 data, following a successful pivotal hypoxia trial during the fourth quarter of 2022. The submission was reviewed by the FDA, and the Company is working with the agency to address the review commentary. With progressive changes in the device and significant additional requirements from FDA since the initial submission, the company opted to withdraw the 2023 510(k). Armed with FDA’s review of the initial 510(k) and. excellent results from a second pivotal hypoxia trial using the production model ring completed in the first quarter of 2024, the company plans to resubmit in April 2024 and expects a decision by July 2024. The FDA clearance of these metrics, sold via prescription under the brand name Evie Med, would ensure clinical-level confidence in Evie Med’s monitoring capabilities and could make the device attractive to clinicians and to facilities engaged in clinical trials for at-home and/or long-term patient monitoring.

In addition to the Evie Ring and Evie Med Ring, the Company is developing the smallest ever patented and proprietary System-on-a-Chip (“SoC”) designed specifically for blood pressure or continuous glucose monitoring (“CGM”) systems. We built the integrated sensor from the ground up with multiple antennas and a variety of frequencies to achieve an unprecedented level of precision in health monitoring. We are currently conducting clinical studies with the SoC and developing algorithms that, if successful, will enable us to develop wearables that can monitor glucose non-invasively and blood pressure without a cuff. To that end, the company is currently conducting a longitudinal study (n=100) to program the effects of stress on blood pressure over time, with results pending. Our end goal is to bring a Class II FDA-cleared device to the market that includes CGM and cuffless blood pressure monitoring capabilities. Over time, our technology could also enable the measurement and continuous monitoring of other health data.

Company Information

Our principal executive offices are located at 6800 Koll Center Parkway, Suite 160, Pleasanton, CA 94566. Our telephone number is (415) 651-3172. Our website address is www.movanohealth.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference in this prospectus.

Implications of Being an Emerging Growth Company

As of the date of this prospectus, we are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various U.S. reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have taken, and in the future may take, advantage of these exemptions until such time that we are no longer an emerging growth company. Further, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act which, given the effectiveness of our Registration Statement on Form S-1 on March 22, 2021, will be December 31, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the most recent fiscal year and subsequently filed Quarterly Reports on Form 10-Q, as described in the section entitled “Incorporation by Reference” in this prospectus.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus. For a more complete description of the terms of our common stock, see “Description of Securities” and “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” in this prospectus.

Common Stock Offered by the Selling Stockholders:	Up to 78,030,998 shares of common stock, par value $0.0001 per share, including (i) up to 39,015,499 shares of common stock issuable upon exercise of the Warrants and (ii) up to 2,420,843 shares of common stock issuable upon exercise of the Pre-Funded Warrants.

Terms of the Offering:	The selling stockholders will determine when and how they sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds:	We will not receive any proceeds from the sale or other disposition of the shares of common stock by the selling stockholders under this prospectus. We will, however, bear the costs incurred in connection with the registration of these Common Shares and, upon a cash exercise of the Warrants and Pre-Funded Warrants, we will receive the exercise price of the Warrants and Pre-Funded Warrants.

Risk Factors:	An investment in the common stock offered under this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq Symbol:	“MOVE.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

A sale of a substantial number of shares of common stock by the selling stockholders could cause the price of our common stock to decline.

The shares of common stock that may be resold by the selling stockholders pursuant to this prospectus and without regard to beneficial ownership limitations contained in the warrants, represent a material portion of the total outstanding shares of our common stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares may be sold by the selling stockholders in the public market without restriction. If the selling stockholders sell, or the market perceives that the selling stockholders intend to sell for various reasons, substantial amounts of such shares in the public market, the price of our common stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders under this prospectus (and/or their respective pledgees, donees, transferees, distributees, or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer). We will, however, bear the costs incurred in connection with the registration of these shares of common stock and, upon the exercise of the Warrants and Pre-Funded Warrants, we will receive the exercise price of the Warrants and Pre-Funded Warrants. There can be no assurance that any of the Warrants or Pre-Funded Warrants will be exercised by the selling stockholders or that they will exercise the Warrants and Pre-Funded Warrants for cash instead of using the cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the Warrants and Pre-Funded Warrants for working capital and general corporate purposes, which may include funding product development and commercialization activities. We cannot predict when or if the Warrants and Pre-Funded Warrants will be exercised. It is possible that the Warrants and Pre-Funded Warrants may expire and may never be exercised.

DESCRIPTION OF SECURITIES

The following summary description of our common stock is based on the provisions of our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation and our Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.

Authorized Capital

We currently have authority to issue 150,000,000 shares of our common stock, par value of $0.0001 per share. As of April 19, 2024, 98,225,068 shares of our common stock were issued and outstanding.

Voting Rights

Except as otherwise required by Delaware law, at every annual or special meeting of stockholders, every holder of common stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

Dividend and Liquidation Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Company’s board of directors (the “Board of Directors”) from time to time may determine. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities.

Listing on the Nasdaq Capital Market

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “MOVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Pkwy, Suite 300 Las Vegas, Nevada 89119.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF
INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL, the Certificate of Incorporation, and the Bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the prospectus, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and the Certificate of Incorporation and Bylaws. Copies of the Certificate of Incorporation and Bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”

General

The provisions of the DGCL, and the Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Effects of Authorized but Unissued Common Stock

One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management.  If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Undesignated Preferred Stock

Our board of directors has the ability to issue preferred stock with voting or other rights, preferences and privileges that could have the effect of deterring hostile takeovers or delaying changes in control of our Company or management.

Cumulative Voting

Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Classified Board of Directors

Our Certificate of Incorporation and Bylaws provide that our board of directors is divided into three classes, with members of each class serving staggered three-year terms. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in management.

Vacancies

Our Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our Certificate of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also provide that special meetings of stockholders may be called from time to time only by a majority of our board of directors, our president, chief executive officer or the chairman of the board for the purpose specified in the notice of meeting. In addition, the Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a stockholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the Bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Supermajority Voting for Amendments to Our Governing Documents

Amendments to certain provisions our Certificate of Incorporation relating to our board of directors, actions of stockholders, director liability, choice of forum and amendments to our Certificate of Incorporation will require the affirmative vote of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding. Our Certificate of Incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our Bylaws and that our stockholders may amend our Bylaws only with the approval of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding.

Choice of Forum

Our Certificate of Incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for any claim, including any derivative claim, (i) that is based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law, or any other provision of Title 8 of the Delaware Code, confers jurisdiction upon the Court of Chancery. Additionally, our Certificate of Incorporation provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

Effect of Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Under certain circumstances, this provision could make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. However, this provision generally does not apply to a corporation that does not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Accordingly, this provision does not currently apply to us.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the Warrants and Pre-Funded Warrants. We are registering the shares of common stock and the shares of common stock issuable upon the exercise of the Warrants and Pre-Funded Warrants in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership indicated in the table below or as otherwise described in the footnotes to the table, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholders, based on its ownership of the shares of common stock and warrants, as of April 19, 2024, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders and (ii) the maximum number of shares of common stock issuable upon exercise of the related Warrants and Pre-Funded Warrants, determined as if the outstanding Warrants and Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Warrants and Pre-Funded Warrants held by selling stockholders, a selling stockholder may not exercise any such Warrants and Pre-Funded Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The selling stockholders have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them unless otherwise indicated.

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Owned After Offering
Carlo Alberici	217,610	112,560	105,050	*
Jonathan E Ansbacher	156,403	93,800	62,603	*
Allison Bari Bibicoff	176,780	150,080	26,700	*
Bibicoff Family Trust DTD 5-16-2000 (3)	155,310	112,560	42,750	*
Robert Brooks	102,700	93,800	8,900	*
Michael Burwell	274,912	187,600	87,312	*
Steven & Kristin Chapin Family Trust DTD 3-10-2015 (4)	375,220	375,220	-	*
Dennis L Chesley	117,931	93,800	24,131	*
Charles Christensen	146,045	93,800	52,245	*
Ronald Ciasulli	129,237	93,800	35,437	*
CRUDUP Family Trust (5)	136,735	93,800	42,935	*
Louis A Defalco Trust DTD 5-1-2017 (6)	103,800	93,800	10,000	*
Mario Dellaera	247,358	112,560	134,798	*
Paul G Elie	163,027	93,800	69,227	*
Robert Clinton Elliott	142,868	93,800	49,068	*
Miles E Everson	121,976	93,800	28,176	*
Michael Fahey	279,023	187,600	91,423	*
Brigitte Ferrada	186,690	168,840	17,850	*
Targeted Investments 2028 No 2 LLC (7)	139,303	93,800	45,503	*
Keith Fleischmann	93,800	93,800	-	*
Gerald M Flynn & Lynn A Flynn JTWROS (8)	186,050	93,800	92,250	*
Martin Thomas Foley	116,800	93,800	23,000	*
Paul P Frank III & Colleen B Frank Joint TBE (9)	162,416	93,800	68,616	*
Keith Guenther	225,550	187,600	37,950	*

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Owned After Offering
Kevin Healy	250,203	187,600	62,603	*
Kevin J Herzberg	137,566	93,800	43,766	*
Eric D Janson & Ruth Ann Janson JT Ten Com (10)	145,566	93,800	51,766	*
Richard Jeanneret	271,119	187,600	83,519	*
Robert Richard Keehan	132,803	93,800	39,003	*
Daniel Sheridan	114,140	75,040	39,100	*
James C Leslie	140,566	93,800	46,766	*
Brian Michael Levy	211,600	187,600	24,000	*
Marjorie Lynn Dhunjishah	138,800	93,800	45,000	*
Thorne Joseph Brown Matteson	146,005	93,800	52,205	*
Simon Mawson	163,839	93,800	70,039	*
Jeffery L Miller & Khristen N Zar JTWROS (11)	240,333	150,080	90,253	*
Sokho Moon	130,536	93,800	36,736	*
Chad F Mueller	292,281	187,600	104,681	*
John Nardulli & Cynthia Nardulli JTWROS (12)	116,100	93,800	22,300	*
Richard Douglas Nix Revoc Trust DTD 4-28-2019 (13)	293,890	187,600	106,290	*
Cornel Leonard Nolte	344,653	187,600	157,053	*
David B Oneill	158,175	93,800	64,375	*
Padinha Management Trust DTD 8-12-2021 (14)	174,644	93,800	80,844	*
Alexandre N. Palma	152,566	93,800	58,766	*
Thomas Puthiyamadam	141,369	93,800	47,569	*
Juan R Rivero	140,603	93,800	46,803	*
Mike Ruffer	190,099	112,560	77,539	*
Eric Samuelson	277,642	187,600	90,042	*
Derek Jorge Santana & Samantha Michelle Santana JTWROS (15)	115,100	93,800	21,300	*
Maz Partners LP (16)	121,460	112,560	8,900	*
Jeremy William Schlee	130,485	93,800	36,685	*
Jon Schmidt	149,104	93,800	55,304	*
Donald P Sesterhenn	127,850	93,800	34,050	*
Sheridan Family Trust DTD 12-27-2013 (17)	217,630	150,080	67,550	*
The Snow Family Trust DTD 6-4-2021 (18)	137,237	93,800	43,437	*
Pierre Alain Nicolas P Sur	127,248	93,800	33,448	*
Oscar Teunissen	158,205	93,800	64,405	*
Chetan R Vagholkar	162,068	93,800	68,268	*
Wells/Koehler Family Trust DTD 12-27-2016 (19)	120,500	93,800	26,700	*
Matthew Wordeman	108,738	93,800	14,938	*
Kevin Wu	168,800	93,800	75,000	*
Theodore Robert Young	308,000	93,800	214,200	*
Eugene Zaino	193,395	112,560	80,835	*
Kurtis Krentz	280,876	187,600	93,276	*
Brian Heckler	100,800	93,800	7,000	*
Richard P. Libretti & Lois Libretti JTWROS (20)	107,237	93,800	13,437	*
John W. Stadtler	163,449	93,800	69,649	*

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Owned After Offering
Jacobson Sorensen Rev Trust DTD 3/26/2004 (21)	93,800	93,800	-	*
ADAR1 Partners, LP (22)	2,814,000	2,814,000	-	*
Andreas Ammelounx Living Trust (23)	701,000	375,000	326,000	*
John Ashbaugh	350,300	281,000	69,300	*
Chad Avery	206,000	93,000	113,000	*
Amy Baxter	985,000	750,000	235,000	*
Brandon Capital Investments, LLC (24)	136,000	93,000	43,000	*
Aurelia Castiel Trust (25)	215,000	150,000	65,000	*
Cee Holdings LCC (26)	287,000	187,000	100,000	*
Hugh Christensen	917,171	750,000	167,171	*
Joseph John Combs III	112,140	93,000	19,140	*
Robert Cronin	390,000	375,000	15,000	*
Susan C Degroate	246,000	187,000	59,000	*
Mark Hannon	267,608	187,000	80,608	*
Serena Levey	208,971	112,000	96,971	*
LPD Investments LTD (27)	738,171	375,000	363,171	*
Daniel P McGillicuddy	450,000	375,000	75,000	*
The Menaker Trust (28)	93,000	93,000	-	*
Dorothy J Ostrega Trust (29)	622,000	562,000	60,000	*
Douglas A Ostrega Revocable Living Trust (30)	529,000	469,000	60,000	*
Kevin T Ostrega & Karen C. Ostrega Revocable Living Trust (31)	435,000	375,000	60,000	*
William Passolt	204,500	187,000	17,500	*
Donna M Slager	396,000	281,000	115,000	*
Stahelin Descendants Trust No. 2 (32)	649,500	562,000	87,500	*
Jessica Marie Stahelin Irrevocable Trust (33)	237,000	187,000	50,000	*
Leland F. Stahelin Irrevocable Trust DTD 4-1-2007 (34)	1,238,000	93,8000	300,000	*
Michael Stahelin	375,000	375,000	-	*
Susan M. Stahelin Trust (35)	737,000	562,000	175,000	*
Anita E Sukala	242,000	187,000	55,000	*
Wood Revocable Trust (36)	240,000	187,000	53,000	*
Alice Wych	118,000	93,000	25,000	*
Henry Appelbaum Revocable Trust (37)	148,500	93,000	55,500	*
Linda Cotter	247,000	187,000	60,000	*
Steven Maier	170,285	131,000	39,285	*
Gus Warren	825,000	750,000	75,000	*
Robert McCue	118,800	93,000	25,800	*
Kathleen D. Yerkovich Trust (38)	286,000	206,000	80,000	*
Richard Messina	938,000	938,000	-	*
Special Situations Technology Fund II, LP (39)	3,039,683	1,594,000	1,445,683	1.5%
Special Situations Technology Fund, LP (39)	535,123	280,000	255,123	*
TeleTracking Technologies Inc. (40)	938,000	938,000	-	*
R&A Chade Family Trust (41)	343,206	186,000	157,206	*
Gary Kramer	213,950	186,000	27,950	*
George B. Holmes Traditional IRA (42)	260,124	186000	74,124	*
Malcolm P. and Emily T. Fairbairn Charitable Remainder Trust 2010 (43)	9,675,000	9,380,000	295,000	*
Cynthia B Padnos, SPT (44)	136,633	92,000	44,633	*

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Owned After Offering
The Blair Family Trust (45)	433,617	82,140	351,477	*
The Christopher W and Deborah L Bryant 2007 Revocable Trust (46)	103,961	92,000	11,961	*
The Assaf Family Trust dtd 3/24/05 (47)	374,000	374,000	-	*
Shea Family Trust dtd 3/29/12 (48)	233,992	18,6000	47,992	*
Johnathan Padnos	528,977	374,000	154,977	*
Jeffrey N Newton	192,000	92,000	100,000	*
Daniel Landry	1,859,438	700,000	1,159,438	1.2%
Peter A. Appel	22,068,046	19,135,998	2,932,048	3.0%
The Douglass L Horton Jr and Mona M Horton Family Trust (49)	184,937	112,000	72,937	*
Thomas W. Turney Living Trust dtd 9-2-98 (50)	416,489	280,000	136,489	*
Kingdom Trust Co. FBO Erick Richardson IRA (51)	584,000	544,000	40,000	*
Ellen-Maria Gorrissen Trust 2 U/A Dated 06/03/1993 (52)	938,000	938,000	-	*
Jeffrey & Margaret Padnos 2010 Generation Trust (53)	670,861	400,000	270,861	*
Weintraub Capital Management, L.P. (54)	374,000	374,000	-	*
Benjamin L. Padnos	993,280	800,000	193,280	*
Jeffrey S Padnos & Margaret M Padnos JTWROS (55)	619,426	400,000	219,426	*
Goose Hill Capital LLC (56)	1,124,000	1,124,000	-	*
Leabman Holdings LLC (57)	7,506,084	3,752,000	3,754,084	3.8%
Trevor Drinkwater	92,000	92,000	-	*
Andrew Boll	186,000	186,000	-	*
John E. Kelly	127,000	92,000	35,000	*
Purcell Trust (58)	167,000	92,000	75,000	*
Oh Wow Labs LLC (59)	127,000	92,000	35,000	*
Adam Stein	152,000	92,000	60,000	*
The Kingdom Trust Company FBO Kevin Blair SEP IRA (60)	418,477	67,000	351,477	*
The 2009 Omid Yasharel Revocable Trust (61)	113,829	92,000	21,829	*
Vincent J. Foley	102,000	92,000	10,000	*
Victor Fu and Eva Su JTWROS (62)	110,437	92,000	18,437	*
Walter P. & Katherine L. Schlotfeldt Revocable Trust (63)	380,000	280,000	100,000	*
Pickett Henneberger Family Trust (64)	92,000	92,000	-	*
The Kingdom Trust Company Custodian FBO Robert C. Clifford IRA (65)	2,135,909	750,000	1,385,909	1.4%
Kevin Leung	153,689	112,000	41,689	*
Laurence Lytton	938,000	938,000	-	*
Lannen Family 2025 Trust (66)	187,300	92,000	95,300	*
Handler Revocable Trust U/A DTD 04/08/1999 (67)	169,902	92,000	77,902	*
Erick Richardson Sr.	352,000	212,000	140,000	*
Phillip David Mervis and Sheryl Facktor JTWROS (68)	133,968	92,000	41,968	*
C-II Trust V/A DTD 12/18/2013 (69)	105,000	92,000	13,000	*
Mark R. Busch and Valerie Y Busch, JTWRO (70)	170,800	92,000	78,800	*
Daniel Padnos	152,000	92,000	60,000	*
Michael and Andrea Browning Living Trust (71)	154,992	92,000	62,992	*

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Owned After Offering
Patel Family Trust UAD 8/29/2005 (72)	459,984	374,000	85,984	*
Michael Cavalier	374,000	374,000	-	*
Candlestick Lane Investments, LP (73)	802,485	750,000	52,485	*
Chuck Rubin	97,000	92,000	5,000	*
Charles Larsen	374,000	374,000	-	*
Lonnie Williams	115,437	92,000	23,437	*
David S. Nagelberg 2003 Revocable Trust U/A/D 07/02/03 (74)	2,000,000	200,0000	-	*
Mark Cannon	92,000	92,000	-	*
Matthew Antoun	266,000	186,000	80,000	*
Dominador D. Tolentino Jr.	136,520	92,000	44,520	*
Christopher Krogh	310,000	280,000	30,000	*
Elbar Investments, L.P. (75)	140,000	92,000	48,000	*
Christopher D. Jennings and Karen W. Jennings JTWROS (76)	451,651	186,000	265,651	*
Martin S. Walker	186,000	186,000	-	*
CS Family Trust (77)	186,000	186,000	-	*
Superius Securities Group Inc Profit Sharing Plan (78)	1,876,000	1,876,000	-	*
James P Huggins Rev TR (79)	413,565	374,000	39,565	*
Rossie Family Trust (80)	63,000	46,000	17,000	*
Charles and Catherine Roellig 1999 Family Trust (81)	148,873	92,000	56,873	*
Jason Kim	314,398	186,000	128,398	*
Donald R Kendall	616,645	224,560	392,085	*
Brian Cullinan (82)	368,641	88,000	280,641	*
John Mastrototaro (83)	1,794,705	353,000	1,441,705	1.4%
J. Cogan (84)	1,005,932	90,000	915,932	*
Ruben Caballero (85)	682,200	44,000	638,200	*

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options or warrants currently exercisable, or exercisable within 60 days of April 19, 2024, are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options or warrants but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling stockholder has voting and dispositive power. Includes shares issuable upon exercise in full of the Warrants and the Pre-Funded Warrants.

(2)	Assumes the exercise in full of the Warrants and Pre-Funded Warrants held by the selling stockholders, without regard to any limitations on exercise.

(3)	Harvey Bibicoff is the natural person who holds voting and/or investment control over the securities.
(4)	Steven Chapin is the natural person who holds voting and/or investment control over the securities.
(5)	Robert Crudup and Jillian Crudup are the natural persons who hold voting and/or investment control over the securities.
(6)	Louis A Defalco is the natural person who holds voting and/or investment control over the securities.
(7)	Christopher Finnerty is the natural person who holds voting and/or investment control over the securities.
(8)	Gerald M. Flynn is the natural person who holds voting and/or investment control over the securities.
(9)	Paul P. Frank III and Collen B. Frank are the natural persons who hold voting and/or investment control over the securities.
(10)	Eric D. Janson is the natural person who holds voting and/or investment control over the securities.
(11)	Jeffery L. Miller is the natural person who holds voting and/or investment control over the securities.
(12)	John Nardulli is the natural person who holds voting and/or investment control over the securities.
(13)	Richard Douglas Nix is the natural person who holds voting and/or investment control over the securities.
(14)	Henry Padinha is the natural person who holds voting and/or investment control over the securities.
(15)	Derek Jorge Santana and Samantha Michelle Santana are the natural persons who hold voting and/or investment control over the securities.
(16)	Walter Schenker is the natural person who holds voting and/or investment control over the securities.
(17)	Daniel J. Sheridan is the natural person who holds voting and/or investment control over the securities.
(18)	Michael Snow is the natural person who holds voting and/or investment control over the securities.
(19)	Jason P. Wells is the natural person who holds voting and/or investment control over the securities.
(20)	Richard P. Libretti and Lois Libretti are the natural persons who hold voting and/or investment control over the securities.
(21)	Michael Jacobson is the natural person who holds voting and/or investment control over the securities.
(22)	Daniel Schneeberger is the natural person who holds voting and/or investment control over the securities.
(23)	Andreas Ammelounx is the natural person who holds voting and/or investment control over the securities.
(24)	Glenn Brandon is the natural person who holds voting and/or investment control over the securities.
(25)	Aurelia Castiel is the natural person who holds voting and/or investment control over the securities.
(26)	Eliza Parker is the natural person who holds voting and/or investment control over the securities.
(27)	Peter L. Dalrymple is the natural person who holds voting and/or investment control over the securities.
(28)	Mitchell E. Menaker is the natural person who holds voting and/or investment control over the securities.
(29)	Dorothy J. Ostrega is the natural person who holds voting and/or investment control over the securities.
(30)	Douglas A. Ostrega is the natural person who holds voting and/or investment control over the securities.
(31)	Kevin T. Ostrega and Karen C. Ostrega are the natural persons who hold voting and/or investment control over the securities.
(32)	Thomas Kolschowsky is the natural person who holds voting and/or investment control over the securities.
(33)	Thomas Kolschowsky is the natural person who holds voting and/or investment control over the securities.
(34)	Thomas Kolschowsky is the natural person who holds voting and/or investment control over the securities.
(35)	Susan M. Stahelin is the natural person who holds voting and/or investment control over the securities.
(36)	John Wood is the natural person who holds voting and/or investment control over the securities.
(37)	Henry Appelbaum is the natural person who holds voting and/or investment control over the securities.
(38)	Melissa A. Mann is the natural person who holds voting and/or investment control over the securities.
(39)	AWM Investment Company Inc., ("AWM") is the investment adviser to and SST Advisers LLC ("SST") is the General Partner of the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. (the "Special Situations Funds"). David Greenhouse and Adam Stettner are the principal owners of AWM and members of SST. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the securities held by the Special Situations Funds. Adam Stettner holds 52,598 shares of Common Stock in his personal accounts that are not being registered in this Registration Statement.
(40)	Michael Zamagias is the natural person who holds voting and/or investment control over the securities.
(41)	Ricard Chade is the natural person who holds voting and/or investment control over the securities.
(42)	George Bartley Holmes is the natural person who holds voting and/or investment control over the securities.

(43)	Emily Fairbairn and Malcolm Fairbairn are the natural persons who hold voting and/or investment control over the securities. Ms. Fairbairn is a director of the Company. Mr. Fairbairn disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein. In addition to the shares of Common Stock held by the Malcolm P. Fairbairn and Emily T. Fairbairn Charitable Remainder Unitrust, Ms. Fairbairn beneficially owns an additional 981,999 shares of Common Stock.
(44)	Cynthia B. Padnos is the natural person who holds voting and/or investment control over the securities.
(45)	Kevin Blair is the natural person who holds voting and/or investment control over the securities.
(46)	Christopher Bryant is the natural person who holds voting and/or investment control over the securities.
(47)	J. Jeffrey Assaf is the natural person who holds voting and/or investment control over the securities.
(48)	Daniel E. Shea is the natural person who holds voting and/or investment control over the securities.
(49)	Douglass L. Horton Jr. is the natural person who holds voting and/or investment control over the securities.
(50)	Thomas W. Turney is the natural person who holds voting and/or investment control over the securities.
(51)	Erick Richardson is the natural person who holds voting and/or investment control over the securities.
(52)	Michael M. Kellen is the natural person who holds voting and/or investment control over the securities.
(53)	Benjamin L. Padnos is the natural person who holds voting and/or investment control over the securities.
(54)	Jerald M. Weintraub is the natural person who holds voting and/or investment control over the securities.
(55)	Jeffery S. Padnos is the natural person who holds voting and/or investment control over the securities.
(56)	Steven D. Heinemann is the natural person who holds voting and/or investment control over the securities.
(57)	DvineWave Irrevocable Trust dated December 12, 2012 (“DvineWave”) is the sole member and manager of Leabman Holdings. Gregory Tamkin and Dorsey & Whitney Trust Company, LLC are the co-trustees of DvineWave and share voting and dispositive power with respect to all securities held by Leabman Holdings.
(58)	Edmund Norman Purcell is the natural person who holds voting and/or investment control over the securities.
(59)	Michael Stadvec is the natural person who holds voting and/or investment control over the securities.
(60)	Kevin Blair is the natural person who holds voting and/or investment control over the securities.
(61)	Omid Yasharel is the natural person who holds voting and/or investment control over the securities.
(62)	Victor Fu is the natural person who holds voting and/or investment control over the securities.
(63)	Walter Schlotfeldt is the natural person who holds voting and/or investment control over the securities.
(64)	Wiley Mark Pickett is the natural person who holds voting and/or investment control over the securities.
(65)	Robert Campbell Clifford is the natural person who holds voting and/or investment control over the securities.
(66)	Shawn Lannen is the natural person who holds voting and/or investment control over the securities.
(67)	Bradley Handler is the natural person who holds voting and/or investment control over the securities.
(68)	Phillip David Mervis and Sheryl Facktor are the natural persons who hold voting and/or investment control over the securities.
(69)	Joe Seetoo is the natural person who holds voting and/or investment control over the securities.
(70)	Mark Busch is the natural person who holds voting and/or investment control over the securities.
(71)	Michael Sean Browning is the natural person who holds voting and/or investment control over the securities.
(72)	Nimish Patel is the natural person who holds voting and/or investment control over the securities.
(73)	Daniel J. Verret is the natural person who holds voting and/or investment control over the securities.
(74)	David S. Nagelberg is the natural person who holds voting and/or investment control over the securities.
(75)	John Webster is the natural person who holds voting and/or investment control over the securities.
(76)	Christopher D. Jennings is the natural person who holds voting and/or investment control over the securities.
(77)	Cary Hurwitz is the natural person who holds voting and/or investment control over the securities.
(78)	James Hudgins is the natural person who holds voting and/or investment control over the securities.
(79)	James Huggins is the natural person who holds voting and/or investment control over the securities.
(80)	Michael Rossie is the natural person who holds voting and/or investment control over the securities.
(81)	Charles Roellig is the natural person who holds voting and/or investment control over the securities.
(82)	Mr. Cullinan is a director of the Company.
(83)	Mr. Mastrototaro is the Company’s Chief Executive Officer and a director.
(84)	Mr. Cogan is the Company’s Chief Financial Officer. 778,649 of these shares of Common Stock are held by the Cogan/Goldberg Living Trust, the Jesse Gabriel Goldberg Cogan Irrevocable Trust and Maya Brooke Cogan Irrevocable Trust. J. Cogan is a trustee of each of these trusts as a result of which, he has voting and dispositive power over such securities. Mr. Cogan disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein.
(85)	Mr. Caballero is a director of the Company.

PLAN OF DISTRIBUTION

Each selling stockholder identified above in the section titled “Selling Stockholders,” and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of Movano Inc. (the “Company”) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 has been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our web site is located at www.movanohealth.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to Movano Inc., 6800 Koll Center Parkway, Suite 160, Pleasanton, CA 94566; Telephone: (415) 651-3172.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed on April 16, 2024;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (other than information furnished rather than filed), which we expect to file with the SEC on or about April 29, 2024; and

●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the SEC on February 2, 2021, as amended (No. 333-252671), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 19, 2021 (No. 001-40254), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Movano Inc.

6800 Koll Center Parkway, Suite 160

Pleasanton, CA 94566

Attention: Corporate Secretary

Telephone: (415) 651-3172

Copies of the above reports may also be accessed from our website at ir.movano.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

MOVANO INC.

36,594,656 Shares of Common Stock

39,015,499 Shares of Common Stock Underlying Warrants

2,420,843 Shares of Common Stock Underlying Pre-Funded Warrants

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$5,551
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$200,000
Miscellaneous	$23,000
Total	$243,551

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s Certificate of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent under applicable law. The Company’s Bylaws state that the Company shall indemnify every present or former director or officer of the Company or, a director or officer of the Corporation, that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (each an “Indemnitee”).

The Company’s Bylaws provide that the Company shall indemnify an Indemnitee against all liability and losses suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee in connection with any proceeding in which he was, or is threatened to be made, a party by reason of his serving or having served, provided, however, that the Company shall not be obligated to indemnify an Indemnitee that was threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors.

Expenses incurred by any present or former director or officer of the Company in defending any civil, criminal, administrative, or investigative action, suit, or proceeding, shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification.

Other than discussed above, neither the Company’s Bylaws nor its Certificate of Incorporation includes any specific indemnification provisions for the Company’s officers or directors against liability under the Securities Act. The Company has also purchased insurance providing for indemnification of its directors and officers. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 25, 2021)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 25, 2021)

4.1	Specimen Certificate representing shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on March 10, 2021)

4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.1	Form of Securities Purchase Agreement, dated April 2, 2024 (incorporated by reference to Exhibit 10.1 to theCompany’s Current Report on Form 8-K filed on April 3, 2024)

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

5.1	Opinion of K&L Gates LLP (filed herewith)

23.1	Consent of Moss Adams, LLP (filed herewith)

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1 to the registration statement and filed herewith)

24.1	Power of attorney (set forth on the signature page of this registration statement)

107	Filing Fee Table (filed herewith)

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S–3, Form SF–3 or Form F–3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on this 23rd day of April 2024.

Movano Inc.

/s/ John Mastrototaro
John Mastrototaro
Chief Executive Officer
(Principal Executive Officer)

Movano Inc.

/s/ J. Cogan
J. Cogan
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Mastrototaro and J. Cogan, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents or any one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 23, 2024.

Signature	Title

/s/ John Mastrototaro	Chief Executive Officer
John Mastrototaro	(Principal Executive Officer), Director

/s/ J. Cogan	Chief Financial Officer
J. Cogan	(Principal Financial and Accounting Officer)

/s/ Emily Wang Fairbairn	Chair of the Board
Emily Wang Fairbairn

/s/ Brian Cullinan	Director
Brian Cullinan

/s/ Rubén Caballero	Director
Rubén Caballero

/s/ Michael Leabman	Director
Michael Leabman

/s/ Nan Kirsten Forte	Director
Nan Kirsten Forte